Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "FOREIGN EXCHANGE CAPITAL HOLDING COMPANY, LLC", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF NOVEMBER, A.D. 2005, AT 7:47 O'CLOCK P.M.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

4065381 8100

AUTHENTICATION: 4315897

050940899

DATE: 11-22-05

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:47 PM 11/17/2005
FILED 07:47 PM 11/17/2005
SRV 050940899 - 4065381 FILE

CERTIFICATE OF FORMATION

OF

FOREIGN EXCHANGE CAPITAL HOLDING COMPANY, LLC

Pursuant to Section 18-201 of the Delaware Limited Liability Company Act, this Certificate of Formation of Foreign Exchange Capital Holding Company, LLC (the "Company") is being duly executed and filed by Daniel J. Dalnekoff, an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act.

FIRST: The name of the limited liability company formed hereby is:

Foreign Exchange Capital Holding Company, LLC

SECOND: The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road - Suite 400, Wilmington, DE 19808. The Company's registered agent for service of process at that address is Corporation Service Company.

THIRD: This Certificate of Formation shall be effective as of November 17, 2005.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be duly executed as of November 17, 2005.

/s/ Daniel J. Dalnekoff
Daniel J. Dalnekoff,
Authorized Person